                                                                    EXHIBIT 10.9

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

         THIS FOURTH AMENDMENT TO CREDIT AGREEMENT ("FOURTH AMENDMENT") is made as of August 6, 2003 ("EFFECTIVE DATE"), by and between U.S. PREMIUM BEEF, LTD., a marketing cooperative formed under the laws of the State of Kansas, ("BORROWER"), whose mailing address is 12200 North Ambassador Drive, Kansas City, Missouri 64163, and COBANK, ACB ("COBANK"), as agent for the benefit of the Syndication Parties (in that capacity, "AGENT"), whose mailing address is 5500 South Quebec Street, Greenwood Village, Colorado 80111.

                                    RECITALS

         A. CoBank, as Agent and as a Syndication Party (collectively, the present and future Syndication Parties shall be referred to herein as the "Syndication Parties" and, each, a "Syndication Party") and Borrower entered into that certain Credit Agreement (Term Loan) dated as of November 25, 1997, as amended by that certain First Amendment to Credit Agreement (Term Loan) dated effective as of March 21, 2000, as amended by that certain Second Amendment to Credit Agreement (Term Loan) dated effective as of August 24, 2001, and as amended by that certain Third Amendment to Credit Agreement dated effective as of August 29, 2002 (as so amended and as further amended, modified, supplemented, restated or replaced from time to time, the "Credit Agreement") pursuant to which the Syndication Parties agreed to make a term loan to Borrower under the terms and conditions set forth in the Credit Agreement.

         B. Borrower has requested that the Syndication Parties amend the Credit Agreement which the Syndication Parties are willing to do under the terms and conditions as set forth in this Fourth Amendment.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, including the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:

1. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is amended as of the Effective Date as follows:

         1.1      Section 1.44 is amended in its entirety to read as follows:

                  1.44 FIXED RATE MARGIN: shall be the amount determined from time to time as provided in Section 5.5 hereof; provided that during any time that the amount on deposit in the Cash Collateral Account is equal to, or greater than, one-hundred percent (100.0%) of the Credit Exposure Amount and so long as the amount on deposit is never less than one-hundred percent (100.0%) of the Credit Exposure Amount, the Fixed Rate Margin shall be 100 basis points, provided further that the Fixed Rate Margin once set for a Fixed Rate Loan will not change during the Fixed Rate Period therefore.

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                                                                    EXHIBIT 10.9

         1.2      Section 1.104 is amended in its entirety to read as follows:

                  1.104 UNIT RETAINS: the portion of the purchase price for each head of cattle delivered to Borrower by its members which is retained by Borrower as unit retention capital.

         1.3      Section 1.123 is amended in its entirety to read as follows:

                  1.123 WORKING CAPITAL: means the excess of Current Assets over Current Liabilities; provided that for all periods commencing on the day after the last day of Borrower's Fiscal Quarter which ends in February of 2004, the current portion of Funded Debt attributable to Debt in respect of Advances, shall be deemed to be $1,040,927.00 for the purposes of determining the amount of Borrower's Working Capital at any time during such period. In addition, for the purpose of determining Working Capital, Current Assets will include (a) cash distributions reasonably expected to be received from National Beef during the quarterly reporting period that follows the date of determination of Working Capital; and (b) to the extent not otherwise included in Current Assets, the amount on deposit in the Cash Collateral Account and subject to a first lien security interest in favor of Agent as of the date of determination.

         1.4 Article I is amended by the addition of the following new Sections reading as follows:

                  1.124 CASH COLLATERAL ACCOUNT: shall have the meaning set forth in Section 9.2 hereof.

                  1.125 CONTROL AGREEMENT: means a control agreement, in form and substance satisfactory to the Agent, executed and delivered by Borrower, the Agent, and the applicable securities intermediary with respect to a Securities Account (as defined in the Colorado Uniform Commercial Code) or bank with respect to a deposit account.

                  1.126 CREDIT EXPOSURE AMOUNT: means, on any date, the sum of (a) the unpaid amount owing under the Loans and the Notes on such date, including amounts owing for principal, Funding Losses, fees, costs, interest, and reimbursements; and (b) without duplication. Borrower's mark-to-market exposure under the Swap Agreement.

                  1.127 CREDIT EXPOSURE NOTICE: shall have the meaning set forth in Section 9.2 hereof.

                  1.128 NATIONAL BEEF LOAN: means the loan in the approximate amount of $265,000,000.00 extended to National Beef by a lending group led by U.S. Bank National Association, pursuant to that certain Third Amended and Restated Credit Agreement dated as of August 6, 2003.

                  1.129    NEW ENTITY: shall have the meaning set forth in
         Section 17.20 hereof.

         1.5      New Sections 9.2 and 9.3 are added to read as follows:

                  9.2 CASH COLLATERAL; CASH COLLATERAL ACCOUNT. Borrower shall (a) on or before August 8, 2003 (i) establish an account with the Agent, or with such other

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                                                                    EXHIBIT 10.9

         financial institution as shall be approved by the Majority Lenders ("Cash Collateral Account"), (ii) deposit by wire transfer funds into such Cash Collateral Account in an amount equal to not less than seventy-five percent (75.0%) of the Credit Exposure Amount on such date, and (iii) take such action, including the execution and delivery (and, where requested, obtaining the execution thereof by third parties) of security agreements, Control Agreements, financing statements, and/or such other documents as the Agent may require, in order to grant to the Agent, on behalf of the Syndication Parties, a first priority lien security interest on such Cash Collateral Account and the funds and other assets on deposit therein as security for the payment and performance of all obligations of Borrower to Agent, to CoBank (including but not limited to all obligations of Borrower under Article 8 hereof and under any agreement entered into by and between Borrower and CoBank pursuant to, or in furtherance of the purposes and requirements of, Section 5.4 hereof) and to the Syndication Parties, including but not limited to principal and interest under the Notes, purchases of CoBank Equity Interests, fees, Funding Losses, reimbursements, and all other Bank Debt or obligations under any of the Loan Documents; and (b) no later than August 31, 2004, either (i) deposit by wire transfer funds into the Cash Collateral Account in an amount sufficient so that the amount on deposit therein will equal one-hundred percent (100.0%) of the Credit Exposure Amount on such date, or (ii) commence either or both of the following actions: (A) decrease the amount of its patronage payments to its Members in an amount sufficient so that when such amount is deposited into the Cash Collateral Account, the amount on deposit therein will equal one-hundred percent (100.0%) of the Credit Exposure Amount on February 28, 2005, and/or (B) assess and collect or retain Unit Retains for cattle delivered or required to be delivered pursuant to the Delivery Agreements such that the aggregate of all such Unit Retains during the period from August 31, 2004 to, but excluding, February 28, 2005 is an amount sufficient so that when such amount is deposited into the Cash Collateral Account, the amount on deposit therein will equal one-hundred percent (100.0%) of the Credit Exposure Amount on such date; provided that without regard to the amount of decrease in patronage payments pursuant to the requirements of this clause
         (b)(ii)(A), or the amount of Unit Retains assessed and collected or retained pursuant to the requirements of this clause (b)(ii)(B), or otherwise, Borrower shall, on February 28, 2005, deposit by wire transfer funds into the Cash Collateral Account sufficient so that the amount on deposit therein equals one-hundred percent (100.0%) of the Credit Exposure Amount on such date. As soon as it is reasonably able following the last day of each month, the Agent shall calculate the Credit Exposure Amount as of such month end and shall send Borrower written notice ("Credit Exposure Notice") showing as of such date (x) the Credit Exposure Amount, (y) the amount on deposit in the Cash Collateral Account, and (z) (i) the amount by which the Credit Exposure Amount exceeds the amount required to be on deposit in the Cash Collateral Account ("shortfall") based on the requirement that the amount on deposit in the Cash Collateral Account shall be (A) seventy-five percent (75.0%) of the Credit Exposure Amount from August 8, 2003 until August 31, 2004, or until February 28, 2005 if Borrower has elected to take, and does in fact take, the action described above in clause (b)(ii) of this Section, and (B) on and after August 8, 2003 or February 28, 2005, as applicable (depending upon whether Borrower has elected to take the action described above in clause (b)(ii) of this Section), one hundred percent (1 00.0%) of the Credit

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                                                                    EXHIBIT 10.9

         Exposure Amount, or (ii) the amount by which the amount on deposit in the Cash Collateral Account exceeds ("excess") one hundred percent (100.0%) of the Credit Exposure Amount. In the event that the Credit Exposure Notice states that there is a shortfall, then Borrower shall, within three (3) Banking Days of receipt of the Credit Exposure Notice, remit by wire transfer funds to the Agent for deposit into the Cash Collateral Account in the amount of such shortfall. In the event that the Credit Exposure Notice states that there is an excess, and so long as there is no Potential Default or an Event of Default which is continuing, Borrower may make a written request to the Agent to remit to Borrower from the Cash Collateral Account the amount of such excess, and the Agent shall make such remittance within a reasonable time after the receipt of such written request; provided that Borrower shall not be entitled to make such a request any more frequently than once each month nor based on any Credit Exposure Notice after the date that a subsequent Credit Exposure Notice has been sent by the Agent.

                  9.3 RELEASE OF LIEN ON CERTAIN OF THE COLLATERAL. Within a reasonable time after the expiration of ninety-three (93) days from the date on which Borrower has complied with all of the requirements of
         Section 9.2 hereof, and the amount of collected funds in the Cash Collateral Account are no less than one-hundred percent (100.0%) of the Credit Exposure Amount on such date, the Agent will take such action and execute and/or file such documents as may be necessary in order to release the lien in favor of the Agent, on behalf of CoBank, the Agent, and the Syndication Parties, on the Collateral, provided that the Agent shall not be required to take any action which would or might release or jeopardize the lien on (a) the CoBank Equity Interests; or (b) the Cash Collateral Account or the funds or other assets on deposit therein.

         1.6      Section 12.18 is amended in its entirety to read as follows:

                  12.18 UNIT RETAINS; DECREASE MEMBER PATRONAGE PAYMENTS. Borrower shall, under the Delivery Agreements or otherwise, obtain the contractual right to, and shall in fact, assess and collect or retain Unit Retains for cattle delivered or required to be delivered pursuant to the Delivery Agreements such that Borrower will be in compliance with Section 9.2(b) hereof, and, further, Borrower shall take such action as is necessary to ensure that such Unit Retains (a) are "qualified" under the Internal Revenue Code of 1986 so as to not be taxable to Borrower under federal law; and (b) are available as unit retention capital for Borrower's general business purposes including debt service and the funding of the Cash Collateral Account.

         1.7 Clause (e) of Section 13.8 is amended in its entirety to read as follows:

                  (e) a general and/or limited partnership interest, up to, in either case, a one hundred percent (100%) interest, in National Beef or, in lieu thereof, an equity interest in New Entity; and

         1.8 Clause (a) of Section 13.11 is amended in its entirety to read as follows:

                  (a) refund any Unit Retains and/or pay interest on Unit Retains so long as (i) such interest payments are treated as expenses to be deducted from income in the

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                                                                    EXHIBIT 10.9

                  calculation of the Debt Service Coverage Ratio, and (ii) with respect to any such refunds or payments after August 31, 2004, the amount on deposit in the Cash Collateral Account is not less than one-hundred percent (100.0%) of the Credit Exposure Amount;

         1.9 Section 15.1 is amended by deletion of the reference to "Farmland" in clauses (c), (d), (f), (g). and (j) thereof, and by the addition of a new clause (k) reading as follows:

                  (k) Any default by National Beef under the National Beef Loan or the documents executed in connection therewith.

         1.10 Clause (h) of Section 15.1 is amended in its entirety to read "Intentionally omitted", and each reference in the Credit Agreement to the "Note Purchase Agreement" or to specific Sections thereof, is deleted.

         1.11     A new Section 17.19 is added reading as follows:

                  17.19 SUSPENSION OF CERTAIN PROVISIONS. Notwithstanding any other provision in this Credit Agreement to the contrary, effective upon the date which is ninety-three (93) days after the date when the amount on deposit in the Cash Collateral Account equals or exceeds one-hundred percent (100.0%) of the Credit Exposure Amount, and so long as the amount on deposit in the Cash Collateral Account is never less than one-hundred percent (100.0%) of the Credit Exposure Amount, the following Sections and Subsections of the Credit Agreement shall be treated as having been amended in their entirety to read, as applicable, "This Subsection Intentionally Omitted" or "This Section Intentionally Omitted": 1.26, 1.123, 12.2.10, 12.11, 12.19, 12.20,
         13.14, 15.1(j), and 15.4.

         1.12     A new Section 17.20 is added reading as follows:

                  17.20 CONVERSION OF NATIONAL BEEF AND ACTIONS REGARDING COLLATERAL. In the event that National Beef is converted from a limited partnership form of entity to a limited liability company form of entity, or to any other form of entity, or is merged into another entity (in any such case, the "NEW ENTITY"), Borrower shall take such action, execute or caused to be executed such documents, and deliver such forms of ownership, as the Agent shall reasonably require so that the Agent, as security for the payment and performance of all obligations of Borrower to Agent, to CoBank (including but not limited to all obligations of Borrower under Article 8 hereof and under any agreement entered into by and between Borrower and CoBank pursuant to, or in furtherance of the purposes and requirements of, Section 5.4 hereof) and to the Syndication Parties, including but not limited to principal and interest under the Notes, purchases of CoBank Equity Interests, fees, Funding Losses, reimbursements, and all other Bank Debt or obligations under any of the Loan Documents, will have a first priority lien on and security interest in, Borrower's equity interest in the New Entity, which interest shall be equal to no less than twenty-nine percent (29.0%) of the total equity interests therein, and in all distributions therefrom on account of such equity interest, and which equity interest and distributions shall be considered a part of the "Collateral" as defined herein. Any lien

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                                                                    EXHIBIT 10.9

         and security interest arising out of the provisions of this Section will be subject to the release provisions of Section 9.3 hereof.

2. CONDITIONS TO EFFECTIVENESS OF THIS FOURTH AMENDMENT. The effectiveness of this Fourth Amendment is subject to satisfaction, in Agent's sole discretion, of each of the following conditions precedent:

         2.1 SECURITY DOCUMENTS. Execution of such Control Agreement, security agreement, financing statement, or other document as the Agent shall require in connection with perfection of the Agent's lien on the Cash Collateral Account and the funds and other assets on deposit therein, as required pursuant to Section 9.2 of the Credit Agreement, and all such documents shall be deemed to be "Security Documents" as that term is used in the Credit Agreement or any other Loan Document.

         2.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Borrower shall be true and correct in all material respects on and as of the Effective Date as though made on and as of such date.

         2.3 NO EVENT OF DEFAULT. No Event of Default shall have occurred and be continuing under the Credit Agreement as of the Effective Date of this Fourth Amendment.

         2.4 AMENDMENT FEE AND COSTS AND EXPENSES. Borrower shall have paid to Agent an amendment fee in the amount of $5,000.00, and shall have reimbursed Agent for all of its costs and expenses incurred in connection with this Fourth Amendment, including attorney's fees to Agent's counsel.

3.       GENERAL PROVISIONS.

         3.1 NO OTHER MODIFICATIONS. The Credit Agreement, as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

         3.2 SUCCESSORS AND ASSIGNS. This Fourth Amendment shall be binding upon and inure to the benefit of Borrower and Agent, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder.

         3.3 DEFINITIONS. Capitalized terms used, but not defined, in this Fourth Amendment shall have the meaning set forth in the Credit Agreement.

         3.4 SEVERABILITY. Should any provision of this Fourth Amendment be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this Fourth Amendment and all remaining provisions of this Fourth Amendment shall be fully enforceable.

         3.5 GOVERNING LAW. To the extent not governed by federal law, this Fourth Amendment and the rights and obligations of the parties hereto shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado.

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                                                                    EXHIBIT 10.9

         3.6 HEADINGS. The captions or headings in this Fourth Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Fourth Amendment.

         3.7 COUNTERPARTS. This Fourth Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Telefax copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by telefax, shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. Any party delivering an executed counterpart of this Fourth Amendment by telefacsimile also shall deliver an original executed counterpart of this Fourth Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Fourth Amendment.

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                                                                    EXHIBIT 10.9

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed as of the Effective Date.

                                     BORROWER:

                                     U.S. PREMIUM BEEF, LTD., a marketing
                                     cooperative formed under the laws of the State of Kansas

                                     By: /s/  Steven D. Hunt
                                         ----------------------------------
                                     Name: Steven D. Hunt
                                     Title: Chief Executive Officer

                                     AGENT:

                                     COBANK, ACB

                                     By: /s/ Jim Stutzman
                                         ----------------------------------
                                     Name: Jim Stutzman
                                     Title: Vice President, Corporate Finance
                                            Division

                                     SYNDICATION PARTY:

                                     COBANK, ACB

                                     By: /s/ Jim Stutzman
                                         ----------------------------------
                                     Name: Jim Stutzman
                                     Title: Vice President, Corporate Finance
                                            Division